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                                                                    Exhibit 5

                                BAKER & HOSTETLER
                              1900 E. NINTH STREET
                            CLEVELAND, OH 44114-3485



                                 March 15, 1996

The Progressive Corporation
6300 Wilson Mills Road
Mayfield Village, Ohio 44143

         Re: Registration Statement on Form S-3 with respect to $200,000,000 aggregate principal amount of Debt
                  Securities of The Progressive Corporation

Dear Sirs:

                  We have acted as counsel to The Progressive Corporation, an Ohio corporation (the "Company"), in connection with its Registration Statement on Form S-3 (the "Registration Statement") being filed under the Securities Act of 1933, as amended (the "Act"), relating to the proposed public offering of up to $200,000,000 aggregate principal amount of the Company's Debt Securities (the "Securities") to be issued under an Indenture dated as of September 15, 1993 (the "Indenture") between the Company and State Street Bank and Trust Company, as trustee.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents as we have deemed necessary for the purposes of rendering this opinion including, without limitation, copies of resolutions adopted by the Board of Directors, the Articles of Incorporation, as amended, and Code of Regulations, of the Company, the Indenture, and the forms of Underwriting Agreement and Debt Security filed as exhibits to the Registration Statement. In our examination, we have assumed that the Indenture has been duly executed and delivered.

                  Based upon the foregoing, we are of the opinion that:

                  When (a) the Securities in substantially the form filed as
Exhibit 4.3 to the Registration Statement shall have been duly executed and authenticated in accordance with the terms of the Indenture, (b) the Indenture shall have been qualified under the Trust Indenture Act of 1939 and (c) the Securities shall have been issued and sold as described in the Registration Statement,
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The Progressive Corporation
March 15, 1996

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and if in an underwritten offering, in accordance with the terms and conditions of an Underwriting Agreement substantially in the form of Exhibit 1 to the Registration Statement with the blanks appropriately filled in, and in a manner contemplated in the Registration Statement, including the Prospectus Supplement relating to any Securities, the Securities will be duly authorized and valid and binding obligations of the Company, except as may be limited by bankruptcy, insolvency, reorganization or other laws relating to the enforcement of creditors' rights generally or by general principles of equity.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our firm under "Legal Matters" in the prospectus included in the Registration Statement.

                                       Very truly yours,

                                       /s/ Baker & Hostetler